SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 22, 2005

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Lockheed Martin Corporation’s executive officers receive annual cash compensation in the form of base salary and incentive compensation. None of the Corporation’s executive officers have employment agreements. All executive officers are at will employees and serve at the pleasure of the Board of Directors.

The Management Development and Compensation Committee and the Stock Option Subcommittee (together the “Committee”) of the Board of Directors oversees and reviews the Corporation’s executive compensation policies and programs and approves the form and amount of compensation to be paid to executive officers. The Committee is independent and consists entirely of Board members who are neither officers nor employees of Lockheed Martin or its subsidiaries. In addition, the independent members of the Board of Directors review and approve the recommendations of the Committee involving the compensation of executive officers.

The Committee evaluates each individual executive’s base salary by reference to the base salary of comparable executive positions, personal performance and other factors. The Committee has historically evaluated the base salary of the Corporation’s executive officers in September of each year.

On September 21, 2005, the Committee approved increases in the base salaries of the Corporation’s executive officers. In developing its recommendations the Committee received advice from two independent executive compensation consultants. On September 22, 2005, the independent members of the Corporation’s Board of Directors reviewed and approved the recommendations of the Committee involving the compensation of executive officers. In determining the increase in the Chief Executive Officer’s salary, the Committee and Board considered the following factors: the Corporation’s performance since Mr. Stevens was elected CEO on August 5, 2004, the additional responsibilities that he assumed in connection with his subsequent election as Chairman of the Board on April 28, 2005, his individual performance as Chairman, President and Chief Executive Officer, his compensation in relation to that of chief executive officers at other companies, and the fact that his annual base salary had not been increased since he became CEO. The other executive officers of the Corporation received increases in their base salary determined by the Committee based on a review and application of similar factors.

The increases became effective on September 26, 2005. The base salary as of September 26, 2005 of each named executive officer of the Corporation, determined as of the Corporation’s most recent fiscal year end, is set forth in Exhibit 99, which is attached to and incorporated by reference into this report.

The Committee generally reviews and makes annual incentive compensation awards in January of each year. Going forward, the Committee plans to evaluate increases in base salary in January of each year, at the same time that it determines annual incentive compensation awards.

Additional information regarding other forms of compensation that named executive officers are eligible to receive is included in the Corporation’s proxy statement for its 2005 annual meeting of stockholders, dated March 18, 2005.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99	Base Salaries of Named Executive Officers as of September 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ Martin T. Stanislav
Martin T. Stanislav
Vice President and Controller

September 28, 2005